Exhibit 10.3
GUARANTY

This GUARANTY (this “Agreement”), dated as of January 26, 2022, is between UNITED STATES CELLULAR CORPORATION, a Delaware corporation (“Guarantor”), and MUFG BANK, LTD., NEW YORK BRANCH, a Japanese banking corporation acting through its New York Branch (“Buyer”) under the Master Framework Agreement, dated as of the date hereof, between USCC EIP LLC, a Delaware limited liability company (“Seller”) and Buyer (as amended, restated, supplemented or otherwise modified from time to time, the “Framework Agreement”). Capitalized terms used and not otherwise defined in this Agreement (including in Section 12) are used as defined in, or by reference in, the Framework Agreement. The interpretive provisions set out in Section 1.2 of the Framework Agreement shall be incorporated herein and applied in the interpretation of this Agreement.
Section 1.    Undertaking. For value received by it and its Affiliates, Guarantor hereby absolutely, unconditionally and irrevocably assures and undertakes (as primary obligor and not merely as surety) for the benefit of Buyer and each other Indemnified Party (together, the “Beneficiaries”) the due and punctual performance and observance by Seller (and any of Seller’s successors or assigns in such capacity which is an Affiliate of Guarantor) of all its covenants, agreements, undertakings, indemnities and other obligations or liabilities (including, in each case, those related to any breach by Seller of its representations, warranties and covenants), whether monetary or non-monetary and regardless of the capacity in which incurred (including all of Seller’s payment, repurchase, indemnity or similar obligations), under any of the Transaction Agreements (collectively, the “Guaranteed Obligations”), irrespective of: (A) the validity, binding effect, legality, subordination, disaffirmance, enforceability or amendment, restatement, modification or supplement of, or waiver of compliance with, this Agreement, the other Transaction Agreements or any documents related hereto or thereto, (B) any change in the existence, formation or ownership of, or the bankruptcy or insolvency of, Seller or any other Person, (C) any merger or consolidation of Seller with or into any Person, (D) any extension, renewal, settlement, compromise, exchange, waiver or release in respect of any Guaranteed Obligation (or any collateral security therefor, including the property sold, or purportedly sold, or otherwise pledged or transferred by Seller under the Transaction Agreements) or any party to this Agreement, the other Transaction Agreements or any other related documents, (E) the existence of any claim, set-off, counterclaim or other right that Guarantor or any other Person may have against Seller or any other Person, (F) the failure by the Buyer to take any steps to perfect and maintain perfected its interest in, or the impairment or release of, any Collateral, (G) any failure to obtain any authorization or approval from or other action by or to notify or file with, any Governmental Authority required in connection with the performance of the Guaranteed Obligations or otherwise, (H) any impossibility or impracticability of performance, illegality, force majeure, act of war or terrorism or any act of any Governmental Authority or (I) any other circumstance or occurrence that might otherwise constitute a legal or equitable discharge or defense available to, or provides a discharge of, Seller or Guarantor (other than payment or performance of the Guaranteed Obligations).
Without limiting the generality of the foregoing, Guarantor agrees that if Seller shall fail in any manner whatsoever to perform or observe any of its Guaranteed Obligations when the same shall be required to be performed or observed under any applicable Transaction Agreement to which it is a party, then Guarantor will itself duly perform or observe or cause to be performed or observed such Guaranteed Obligations promptly following such failure. It shall not be a condition to the accrual of the obligation of Guarantor hereunder to perform or to observe any Guaranteed Obligation that Buyer or any other Person shall have first made any request of or demand upon or given any notice to Guarantor, Seller, or any other Person or have initiated any action or proceeding against Guarantor, Seller or any other Person in respect thereof. Guarantor also hereby expressly waives any defenses based on any of the provisions set forth above and all defenses it may have as a guarantor or a surety generally or otherwise based upon suretyship, impairment of collateral or otherwise in connection with the Guaranteed Obligations whether in equity or at law. Guarantor agrees that its obligations hereunder shall be irrevocable and unconditional. Guarantor hereby also expressly waives diligence, presentment, demand, protest or notice of any kind whatsoever, as well as any requirement that the Beneficiaries (or any of them) exhaust any right to take any action against Seller or any other Person (including the filing of any claims in the event of a receivership or bankruptcy of any of the foregoing), or with respect to any collateral or collateral security at any time securing any of the Guaranteed Obligations, and hereby consents to any and all extensions of time of the due performance of any or all of the Guaranteed Obligations. Guarantor agrees that it shall not exercise or assert any right which it may acquire by way of subrogation under this Agreement unless and until all Guaranteed Obligations (other than unasserted contingent indemnification obligations) shall have been paid and performed in full.
Section 2.    Confirmation. Guarantor hereby confirms that the transactions contemplated by the Transaction Agreements have been arranged between Seller and Buyer, as applicable, with Guarantor’s full knowledge and consent and any amendment, restatement, modification or supplement of, or waiver of compliance with, the Transaction Agreements in accordance with the terms thereof by Seller or Buyer shall be deemed to be with Guarantor’s full knowledge and consent. Guarantor hereby confirms (i) that on the date hereof, it directly or indirectly owns 100% of the equity interests of Seller and (ii) that it is in the best interest of Guarantor to execute this Agreement, inasmuch as Guarantor (individually) and Guarantor and its Affiliates (collectively) will derive substantial direct and indirect benefit from the transactions contemplated by the Framework Agreement and the other Transaction Agreements. Guarantor agrees to promptly notify Buyer in the event that it ceases to directly or indirectly own 100% of the equity interests of Seller.
Section 3.    Representations and Warranties. Guarantor represents and warrants to Buyer as of the date hereof and on each Purchase Date, as follows:
(a)    Organization and Good Standing. It is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware, with the power and authority under its organizational documents and under the laws of Delaware to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted and to execute, deliver and perform its obligations under this Agreement.

(b)    Licenses and Approvals. It is duly qualified to do business and is in good standing as a foreign corporation (or is exempt from such requirements) and has obtained all necessary licenses and approvals in order to be able to execute, deliver and perform its obligations under this Agreement, in each jurisdiction in which the conduct of its business requires such qualification, except where the failure to do so would not materially adversely affect the ability of Guarantor to perform its obligations under this Agreement in all material respects.
(c)    Power and Authority. It has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and the execution, delivery and performance of this Agreement, and the consummation by it of the transactions provided for or contemplated thereby, have been duly authorized by it by all necessary corporate action.
(d)    Binding Obligation. This Agreement constitutes the legal, valid and binding obligations of it, enforceable against it in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and to general principles of equity, whether applied in a proceeding in equity or at law.
(e)    No Violation. The execution and delivery of this Agreement, the performance of the transactions contemplated by this Agreement, and the fulfillment of the terms of this Agreement by it, will not conflict with, result in any breach of any of the terms or provisions of or constitute (with or without notice or lapse of time or both) a default under, its organizational documents or any indenture, agreement, mortgage, deed of trust or other instrument to which it is a party or by which it or its properties is bound, or violate any material Requirements of Law applicable to it.
(f)    No Proceedings. There are no actions, suits, proceedings or investigations pending, or to its knowledge threatened, against it before any court, arbitrator or Governmental Authority having jurisdiction over it: (i) asserting the invalidity of this Agreement; (ii) seeking to prevent the consummation of this Agreement or the other Transaction Agreements; or (iii) seeking any determination or ruling that would have materially adversely affect the ability of Guarantor to perform its obligations under this Agreement in all material respects. It is not in default with respect to any order, judgment or decree of any court, arbitrator or Governmental Authority.
(g)    No Consents. No consent, license, approval, registration, authorization or declaration of or with any Governmental Authority or other Person is necessary in connection with the execution of delivery of this Agreement, or performance of the transactions contemplated hereby or thereby, that has not already been obtained except where the failure to so obtain would not have a material adverse effect on the ability of Guarantor to perform its obligations hereunder.
(h)    Financial Statements. (i) The audited consolidated balance sheet of the Guarantor and its consolidated subsidiaries as of December 31, 2020 and the related consolidated statements of income and cash flows for the fiscal year then ended, delivered to Buyer on or prior to the Effective Date, fairly present, in conformity with GAAP, the consolidated financial position of Guarantor and its consolidated subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year; and (ii) the unaudited consolidated balance sheet of Guarantor and its consolidated subsidiaries as of September 30, 2021 and the related unaudited consolidated statements of income and cash flows for the three months and nine months then ended, delivered to Buyer on or prior to the Effective Date, fairly present in all material respects, in conformity with GAAP applied on a basis consistent with the financial statements referred to in clause (i) above (except as described in the notes thereto), the financial position of Guarantor and its consolidated subsidiaries as of such date and their consolidated results of operations and cash flows for such three month period (subject to normal year-end adjustments).
(i)    ERISA. (i) Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Plan, and (ii) no ERISA Event has occurred.
(j)    Investment Company Act. Guarantor is not required to register as an “Investment Company” under the Investment Company Act of 1940, as amended.
(k)    Anti-Corruption. Guarantor and its Subsidiaries have conducted their businesses in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws in all material respects.
(l)    Sanctions. Neither Guarantor, nor any of its Subsidiaries, nor, to the knowledge of Guarantor and its Subsidiaries, any director, officer, employee, agent, affiliate or representative thereof, is an individual or entity that is, or is owned or controlled by any individual or entity that is (i) currently the subject or target of any Sanctions, (ii) included on OFAC’s List of Specially Designated nationals, HMT's Consolidated List of Financial Sanctions Targets and the Investment Ban List, or any similar list enforced by any other relevant sanctions authority or (iii) located, organized or resident in a Designated Jurisdiction. Guarantor, its Subsidiaries and their respective officers and employees and, to the knowledge of Guarantor, its directors and agents, are in compliance with applicable Sanctions in all material respects. .
(m)    Anti-Money Laundering. Guarantor warrants that it is acting on its own behalf with respect to all matters associated with this Agreement. Guarantor undertakes to provide Buyer, upon its reasonable request, with all information and documents which Buyer requires in order to comply with its obligations under all applicable anti-money laundering laws.

Section 4.    Covenants. Guarantor covenants and agrees that, from the date hereof until the later of (i) the Facility Expiration Date and (ii) such time as all Guaranteed Obligations (other than unasserted contingent indemnification obligations) shall have been paid and performed in full, it shall observe and perform the following covenants:
(i)    Compliance with Requirements of Law. It shall duly satisfy all obligations on its part to be fulfilled under or in connection with this Agreement, will maintain in effect all material qualifications required under applicable Requirements of Law in order to conduct its business and will comply in all material respects with all other applicable Requirements of Law in connection with this Agreement.
(ii)    Preservation of Corporate Existence. It will preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its formation, and qualify and remain qualified in good standing as a corporation in each jurisdiction where its business is conducted and which requires such qualification, and will maintain all requisite authority to conduct its business in each jurisdiction in which its business requires such authority.
(iii)    Merger or Consolidation of, or Assumption, of the Obligations of Guarantor. Any Person (i) into which Guarantor may be merged or consolidated, (ii) resulting from any merger or consolidation to which Guarantor shall be a party, (iii) that acquires by conveyance, transfer or lease substantially all of the assets of Guarantor, or (iv) succeeding to the business of Guarantor, which Person shall execute an agreement of assumption to perform every obligation of Guarantor under this Agreement, shall be the successor to Guarantor under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement. Guarantor shall provide notice of any merger, consolidation, succession, conveyance or transfer pursuant to this section to Buyer.
(iv)    Reporting Requirements. It shall, unless otherwise consented in writing, furnish (or cause to be furnished) to Buyer all information and reports required to be furnished from time to time to Buyer, by or on behalf of Seller, pursuant to the terms of the Framework Agreement and each of the other Transaction Agreements.
(v)    Information and Assistance. So long as any Transaction is outstanding, it shall, from time to time provide such other information (including non-financial information), documents, records or reports reasonably related to the Transaction Agreements or the transactions contemplated thereby and respecting Seller as Buyer may reasonably request. It shall, promptly following request therefor, do all such things and execute all such documents as Buyer may reasonably consider necessary or desirable to give full effect to this Agreement and to perfect and preserve the rights and powers of Buyer hereunder.
(vi)    Impairment Actions. Except as permitted under the Transaction Agreements, it shall do nothing to materially impair the rights, title and interest of Buyer in and to the Collateral.
Section 5.    Miscellaneous.
(a)    Guarantor agrees that any payments hereunder will be applied in accordance with the Framework Agreement.
(b)    Any payments hereunder shall be made in U.S. Dollars to Buyer in the United States without any set-off, deduction or counterclaim; and Guarantor’s obligations hereunder shall not be satisfied by any tender or recovery of another currency except to the extent such tender or recovery results in receipt of the full amount of U.S. Dollars required hereunder.
(c)    No amendment or waiver of any provision of this Agreement nor consent to any departure by Guarantor therefrom shall be effective unless the same shall be in writing and signed by Buyer and Guarantor. No failure on the part of Buyer or any other Beneficiary to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.
(d)    This Agreement shall bind and inure to the benefit of the parties hereto, the other Beneficiaries and their respective successors and permitted assigns. Guarantor shall not assign, delegate or otherwise transfer any of its obligations or duties hereunder without the prior written consent of Buyer. Each of the parties hereto hereby agrees that each of the Beneficiaries not a signatory hereto shall be a third-party beneficiary of this Agreement.
(e)    THIS AGREEMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO ANY OTHER CONFLICTS OF LAW PROVISIONS THEREOF).
(f)    EACH PARTY HERETO HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, ANY OTHER TRANSACTION AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT OR DOCUMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM ANY BANKING OR OTHER RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER TRANSACTION AGREEMENT AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT A JURY.
(g)    EACH PARTY HERETO HEREBY ACKNOWLEDGES AND AGREES THAT:

(I)    IT IRREVOCABLY (i) SUBMITS TO THE JURISDICTION, FIRST, OF ANY UNITED STATES FEDERAL COURT, AND SECOND, IF FEDERAL JURISDICTION IS NOT AVAILABLE, OF ANY NEW YORK STATE COURT, IN EITHER CASE SITTING IN NEW YORK, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OTHER TRANSACTION AGREEMENT, (ii) AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED ONLY IN SUCH NEW YORK STATE OR FEDERAL COURT AND NOT IN ANY OTHER COURT, AND (iii) WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING.
(II)    TO THE EXTENT THAT IT HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM THE JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID TO EXECUTION, EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, IT HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER OR IN CONNECTION WITH THIS AGREEMENT.

Section 6.    Termination of Guaranty. (a) This Agreement and Guarantor’s obligations hereunder shall remain operative and continue in full force and effect until the later of (i) the Facility Expiration Date, and (ii) such time as all Guaranteed Obligations (other than unasserted contingent indemnification obligations) are duly performed and paid and satisfied in full, provided, that this Agreement and Guarantor’s obligations hereunder shall continue to be effective or shall be reinstated, as the case may be, if at any time payment or other satisfaction of any of the Guaranteed Obligations is rescinded or must otherwise be restored or returned upon the bankruptcy, insolvency, or reorganization of Seller or otherwise, as applicable, as though such payment had not been made or other satisfaction occurred, whether or not Buyer or any of the Beneficiaries (or their respective assigns) are in possession of this Agreement. No invalidity, irregularity or unenforceability by reason of the bankruptcy, insolvency, reorganization or other similar applicable Requirements of Law, or any other applicable Requirements of Law or order of any Governmental Authority thereof purporting to reduce, amend or otherwise affect the Guaranteed Obligations shall impair, affect, or be a defense to or claim against the obligations of Guarantor under this Agreement.
(b)    This Agreement shall survive the insolvency of Seller, any Beneficiary or any other Person and the commencement of any case or proceeding by or against Seller or any other Person under any bankruptcy, insolvency, reorganization or other similar applicable Requirements of Law. No automatic stay under any bankruptcy, insolvency, reorganization or other similar applicable Requirements of Law with respect to Seller or any other Person shall postpone the obligations of Guarantor under this Agreement.
Section 7.    Set-off. Buyer is hereby authorized by Guarantor at any time and from time to time, but in any case solely during the continuance of an Event of Default, without notice to Guarantor (any such notice being expressly waived by Guarantor) and to the fullest extent permitted by applicable Requirements of Law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) and other sums (other than any amounts subject to a security interest or lien in favor of any other creditor of Guarantor) at any time held by, and other indebtedness at any time owing to, Buyer to or for the credit to the account of Guarantor, against any and all Guaranteed Obligations of Guarantor, now or hereafter existing under this Agreement. Buyer shall notify the Guarantor promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.
Section 8.    Entire Agreement; Severability; No Party Deemed Drafter. This Agreement and the other Transaction Agreements constitute the entire agreement of the parties hereto with respect to the matters set forth herein. The rights and remedies herein provided are cumulative and not exclusive of any remedies provided by applicable Requirements of Law or any other agreement, and this Agreement shall be in addition to any other guaranty of or collateral security for any of the Guaranteed Obligations. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. If the obligations of Guarantor hereunder would otherwise be held or determined to be avoidable, invalid or unenforceable in any action or proceeding on account of the amount of Guarantor’s liability under this Agreement, then, notwithstanding any other provision of this Agreement to the contrary, the amount of such liability shall, without any further action by Guarantor or any Beneficiary, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding. Each of the parties hereto hereby agrees that no party hereto shall be deemed to be the drafter of this Agreement.
Section 9.    Expenses. Guarantor agrees to pay on demand:
(a)    all reasonable and documented out-of-pocket costs and expenses incurred by Buyer in connection with the negotiation, preparation, execution and delivery of this Agreement and any amendment, restatement or supplement of, or consent or waivers under, this Agreement (whether or not consummated), enforcement of, or any actual or claimed breach of, or claim under, this Agreement, including all reasonable and documented out-of-pocket fees and expenses of attorneys, accountants, auditors, consultants and other agents of Buyer incurred in connection with any of the foregoing or in advising such Persons as to their respective rights and remedies under this Agreement; and
(b)    all stamp and other similar Taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement, and agrees to indemnify Buyer and each of the other Beneficiaries for such Taxes and fees.
Section 10.    [Reserved].

Section 11.    Addresses for Notices. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile and email communication) and shall be personally delivered or sent by express mail or nationally recognized overnight courier or by certified mail, first-class postage prepaid, or by facsimile, to the intended party at the address, facsimile number or email address of such party set forth in Schedule A of this Agreement or at such other address, facsimile number or email address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, (a) if personally delivered or sent by express mail or courier or if sent by certified mail, when received and (b) if transmitted by facsimile or email, when sent; provided that if not sent during normal business hours for the recipient, shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.
Section 12.    Definitions. The following terms shall have the following meanings:
“Code” shall mean the Internal Revenue Code of 1986 and, unless otherwise specified herein, shall include all amendments, modifications and supplements thereto from time to time.

“Designated Jurisdiction” shall mean any country or territory to the extent that such country or territory itself is the subject of any Sanction.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Event” shall mean any one or more of the following: (a) any reportable event, as defined in Section 4043 of ERISA, with respect to a Plan, as to which the PBGC has not waived under PBGC Regulation Section 4043 the requirement of Section 4043(a) of ERISA that it be notified of such event; (b) the filing of a notice of intent to terminate any Plan, if such termination would require material additional contributions in order to be considered a standard termination within the meaning of Section 4041(b) of ERISA, the filing under Section 4041(c) of ERISA of a notice of intent to terminate any Plan or the termination of any Plan under Section 4041(c) of ERISA; (c) the institution of proceedings, or the occurrence of an event or condition which would reasonably be expected to constitute grounds for the institution of proceedings by the PBGC under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (d) the failure to make a required contribution to any Plan that would result in the imposition of a lien or other encumbrance or the provision of security under Section 430 of the Code or Section 303 or 4068 of ERISA, or the arising of such a lien or encumbrance; there being or arising any “unpaid minimum required contribution” or “accumulated funding deficiency” (as defined or otherwise set forth in Section 4971 of the Code or Title I of ERISA), whether or not waived; or the filing of any request for or receipt of a minimum funding waiver under Section 412 of the Code with respect to any Plan or Multiemployer Plan, or that such filing may be made; or a determination that any Plan is, or is expected to be, considered an at-risk plan within the meaning of Section 430 of the Code or Section 303 of ERISA, or that any Multiemployer Plan is, or is expected to be, considered a plan in endangered or critical status within the meaning of Sections 431 and 432 of the Code or Sections 304 and 305 of ERISA; (e) engaging in a non-exempt prohibited transaction within the meaning of Section 4975 of the Code or Section 406 of ERISA with respect to a Plan; (f) the complete or partial withdrawal of any member of the ERISA Group from a Multiemployer Plan, the insolvency under Title IV of ERISA of any Multiemployer Plan; or the receipt by any member of the ERISA Group, of any notice, or the receipt by any Multiemployer Plan from any member of the ERISA Group of any notice, that a Multiemployer Plan is in endangered or critical status under Section 305 of ERISA; (g) any member of the ERISA Group incurring any liability under Title IV of ERISA with respect to any Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (h) any member of the ERISA Group ceasing operations at a facility so as to become subject to the provisions of Section 4068(a) of ERISA, withdrawing as a substantial employer so as to become subject to the provisions of Section 4063 of ERISA or cease making contributions to any Plan subject to Section 4064(a) of ERISA to which it made contributions; or (h) any member of the ERISA Group incurring any liability under Section 4069 or 4212(c) of ERISA.

“ERISA Group” shall mean any entity, including Guarantor, that is a member of any group of organizations (i) described in Section 414(b) or (c) of the Code of which Guarantor is a member, or (ii) solely for the purposes of Section 302 of ERISA and Section 412 of the Code, described in Section 414(m) or (o) of the Code of which Guarantor is a member.

“GAAP” means generally accepted accounting principles as applied in the United States.

“Multiemployer Plan” shall mean a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding five years contributed to by any member of the ERISA Group on behalf of its employees and which is covered by Title IV of ERISA.

“OFAC” means the Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Plan” means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either (a) maintained or contributed to by any member of the ERISA Group for any of its employees or (b) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

“Sanctions” shall mean any economic or financial sanctions or trade embargoes imposed, administered or enforced by the United States Government (including without limitation, OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury (“HMT”) or other relevant sanctions authority.

[Signatures Follow]

IN WITNESS WHEREOF, Guarantor has executed this Agreement as of the date first written above.

UNITED STATES CELLULAR CORPORATION, as Guarantor

By:	/s/ Douglas W. Chambers
Name:	Douglas W. Chambers
Title:	Executive Vice President, Chief Financial Officer and Treasurer

By:	/s/ John M. Toomey
Name:	John M. Toomey
Title:	Authorized Person of United States Cellular Corporation and Vice President and Treasurer of Telephone and Data Systems, Inc.

ACCEPTED AND ACKNOWLEDGED, as of the date first written above.

MUFG BANK, LTD., NEW YORK BRANCH, as Buyer

By:	/s/ Thomas Giuntini
Name:	Thomas Giuntini
Title:	Managing Director

SCHEDULE A

ADDRESSES FOR NOTICE

If to Guarantor:
United States Cellular Corporation
30 N. LaSalle, Suite 4000
Chicago, IL 60602
Attention: John M. Toomey
Telephone: 312-592-5308
Facsimile: 608-830-5530
Electronic Mail: John.Toomey@tdsinc.com

With a copy to (which shall not constitute notice):

USCC EIP LLC
8410 West Bryn Mawr Avenue
Chicago, Illinois 60631
Attention: Doug Chambers
Telephone: (773) 399-8930
Electronic Mail: doug.chambers@uscellular.com

and

Sidley Austin LLP
One S. Dearborn Street
Chicago, Illinois 60603
Attention: John P. Kelsh, General Counsel
Telephone: (312) 853-7097
Facsimile: (312) 853-7036
Electronic Mail: jkelsh@sidley.com

If to Buyer:

MUFG Bank, Ltd., New York Branch
1251 Avenue of the Americas
New York, New York 10020-1104
Attention: Thomas Giuntini
E-Mail: TGiuntini@us.mufg.jp